The Grayson National Bank

Loans, Deposits and Assets

(Millions)


400
350
300
250
200
150
100
50
0
2003
2004
2005
2006
2007
2008
Loans
Deposits
Assets

Reserve for Loan Losses



3500000
3000000
2500000
2000000
1500000
1000000
500000
0
2003
2004
2005
2006
2007
2008
Dollars

Provision for Loan Losses (Thousands)



1200
1000
800
600
400
200
0
2002
2003
2004
2005
2006
2007
2008
Dollars


Net Income
(Thousands)
3500
3000
2500
2000
1500
1000
500
0
'03
'04
'05
'06
'07
'08
Dollars
Grayson Bankshares, Inc.

2008 vs. 2007

• Dec in net income:	2.4 million
– Investment impairment	1.1 million
– Provision for loan losses	0.7 million
– Net interest income	0.3 million
• Total	2.1 million

Net Interest Margin



4.5
4
3.5
3
2.5
2
'03
'04
'05
'06
'07
'08
Percent

Efficiency Ratio


75
70
65
60
55
50
45
40
2004
2005
2006
2007
2008
Peer Group
GNB

Overhead Expense

(as % of average assets)

	GNB	Peer Group	PCT
Personnel Exp	1.65	1.53	63
Occup Exp	.34	.40	37
Other Exp	.72	.93	26
Tot overhead	2.72	2.90	43
Ave PE/emp (thou)	51.37	60.94	25
Assets/emp (mill)	3.14	4.39	22

Return on Average Assets



0.014
0.012
0.01
0.008
0.006
0.004
0.002
0
2002
2003
2004
2005
2006
2007
2008
Percentage

Return on Average Equity



0.14
0.12
0.1
0.08
0.06
0.04
0.02
0
2002
2003
2004
2005
2006
2007
2008
Percentage

Stockholders' Equity
(millions)


35
30
25
20
15
10
5
0
2003
2004
2005
2006
2007
2008
Dollars

Dividends
(per share)


1
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0
2002
2003
2004
2005
2006
2007
2008
Dollars

Book Value

(per share)



18
16
14
12
10
8
6
4
2
0
2002
2003
2004
2005
2006
2007
2008
Dollars

Industry Trends for 2008

- Stock prices continued to drop
- Net income down
- Increased regulation:
  - Higher reserve levels
  - Higher capital levels
  - Increased FDIC assessments
  - Low interest rates

5 Worst Years of Bank Stock Performance Since 1925

Year	Bank Stocks	S&P 500
1931	-51%	-42%
2008	**-50%**	**-38%**
1930	-42%	-28%
1990	-41%	-8%
1974	-37%	-32%
1933	-32%	40%

SOURCE: SNL Financial LC

2008 Numbers – FDIC Insured Institutions

- Full year net income of $16.1 billion is the lowest since 1990
- Industry reported a $26.2 billion quarterly loss for the fourth quarter of 2008; first quarterly loss since the fourth quarter of 1990
- 23% of banks reported a net loss for 2008
- Provision for loan losses in the fourth quarter of 2008 was more than double that for the fourth quarter of 2007
- At institutions with less than $1 billion in assets, the average net interest margin was 3.66%, which is the lowest quarterly net interest margin for banks this size since the second quarter of 1998
- 25 institutions failed in 2008 versus 3 in 2007
- 252 institutions were designated as problem institutions at year end 2008 versus only 76 at year end 2007

Source: FDIC

Industry Trends for 2008

- Stock prices continued to drop
- Net income down
- Increased regulation:
  - Higher reserve levels
  - Higher capital levels
  - Increased FDIC assessments
  - Low interest rates

1st Quarter 2009

- Net income of 463,000 thousand
- Assets up about 6.1 million
- Loans down 3.5 million
- Deposits up approx 5.1 million
- Equity up 522,000: BV 17.18/sh
- Net Int Inc down 99,000
- Loan Loss Prov up 60,000
- Other Inc down 9,000
- Other Expense up 164,000

Market share –
Grayson/Carroll/Galax/Sparta



30
25
20
15
10
5
0
2006
2007
2008
GNB
Carter B&T
BB&T
Wach
BoA

Thank You !

GNB